Exhibit 99.1

FOR IMMEDIATE RELEASE

Newtek Business Services, Inc. Earns $0.13 per share for Third Quarter

Lending, Electronic Payments, Web Hosting Are Profitable

New York, N.Y. – November 3, 2004 – Newtek Business Services, Inc. (NASDAQ: NKBS) (www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, today announced its third quarter earnings of $0.13 per share on revenues of $21.6 million. Wall Street analyst estimates averaged $0.13 per share for the quarter.

During the third quarter Newtek experienced revenue growth in its small business lending and electronic payment processing over the same period in the previous year. Additionally, included in the third quarter results is a positive contribution from the newly acquired web hosting business (CrystalTech Web Hosting, Inc. which was purchased in July 2004). The company’s certified capital company revenue declined as compared to the same period in 2003, a reflection of the company’s plan that its growth in revenue and profitability in the future will come from its core operating subsidiaries.

Barry Sloane, Chairman and CEO of Newtek Business Services, Inc., said, “The third quarter 2004 results are consistent with our business plan and demonstrate our success in the small to medium-sized business market with profitable business operations in lending, merchant processing and web hosting for the third quarter. For the first time in our corporate history, we have three operating divisions carrying our brand and doing so profitably. We successfully completed a secondary stock offering and completed the acquisition of both CrystalTech Web Hosting, Inc. and Vistar Insurance Agency, operating under the name Financial Keyosk. Vistar gives us a 49-state web-based platform insurance agency and the ability to sell life, accident, health and property and casualty insurance. We can also handle personal lines for employees as well as the commercial insurance that our small to medium-sized business customers are looking for. We are enthusiastic, energized and motivated by our quarterly results as we continue to build a premier brand of business services and financial products for small to medium-sized businesses across the United States. In addition, the company is comfortable with the earnings and revenue guidance that Street analysts have forecasted for Newtek Business Services for 2004 and 2005.”

Newtek Business Services, Inc. will be conducting a conference call today at 4:10 pm EST to discuss the company’s results for the third quarter 2004. The conference call will be accessible via a toll free number by dialing 800-295-3991 and providing the pass code 15376967. Listeners are encouraged to ask any questions that they may have during the call.

The conference call will also be broadcasted over the Internet through Newtek’s website at www.newtekbusinessservices.com. To listen to the webcast live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call.

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek’s core brands are:

•	Newtek Small Business Finance: small business and U.S. government-guaranteed lending services;

•	Newtek Merchant Solutions: electronic merchant payment processing solutions;

•	Newtek Insurance Agency: customized business insurance provided through Financial Keyosk;

•	Newtek IT Services: complete information technology solutions;

•	CrystalTech Web Hosting: comprehensive web site services for small and medium-sized businesses;

•	Newtek Financial Information Systems: outsourced digital bookkeeping; and

•	Newtek Tax Services: tax filing, preparation and advisory services.

The statements in this release may contain forward looking statements relating to such matters as anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s or CrystalTech’s actual results to differ materially from the anticipated results expressed in the Company’s forward looking statements such as intensified competition and/or operating problems and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ 2003 annual report on Form 10-K and subsequently filed registration statements.

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

Dave Gentry

Aurelius Consulting Group, Inc.

407-644-4256

dave@aurcg.com

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

	September 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$40,610,488	$33,444,611
Restricted cash	1,692,601	2,107,471
Credits in lieu of cash	79,362,061	71,294,083
SBA loans receivable, net of reserve for loan losses	36,662,454	52,050,725
Accounts receivable (net of allowances of $31,607 and $96,480, respectively)	1,456,228	469,768
Receivable from bank	1,827,610	2,670,353
SBA loans held for sale	1,892,407	3,619,582
Accrued interest receivable	271,247	281,072
Investments in qualified businesses – equity method investments	300,000	300,000
Investments in qualified businesses – held to maturity investments	1,714,492	1,420,179
Structured insurance product	3,175,760	3,054,705
Prepaid insurance	13,604,829	13,282,630
Prepaid expenses and other assets (net of accumulated amortization of deferred financing costs of $130,624 and $0, respectively)	4,269,407	1,907,132
Capitalized servicing assets (net of accumulated amortization of $308,134 and $24,545, respectively)	1,833,832	754,064
Furniture, fixtures and equipment (net of accumulated depreciation of $712,656 and $390,011, respectively)	1,642,639	670,715
Customer merchant accounts (net of accumulated amortization of $922,791 and $269,380, respectively)	4,160,816	3,024,298
Goodwill	11,057,740	1,832,621

Total assets	$205,534,611	$192,184,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:

Accounts payable and accrued expenses	$7,367,080	$6,095,440
Notes payable – certified investors	3,819,317	3,829,973
Notes payable – insurance	6,003,088	4,115,136
Notes payable – other	640,000	1,000,000
Bank notes payable	28,554,747	51,990,047
Deferred revenue	824,455	—
Notes payable in credits in lieu of cash	67,820,564	65,697,050
Mandatorily redeemable preferred stock	1,500,000	—
Deferred tax liability	13,369,480	10,815,790

Total liabilities	129,898,731	143,543,436

Minority interest	6,003,299	8,393,151

Commitments and contingencies
Shareholders’ equity:

Preferred stock (par value $0.02 per share; authorized 1,000,000 shares, no shares issued and outstanding	—	—
Common stock (par value $0.02 per share; authorized 39,000,000 shares, issued and outstanding 33,574,806 and 26,209,211, not including 582,980 shares held in escrow)	671,496	524,184
Additional paid-in capital	50,907,164	26,588,400
Unearned compensation	(1,633,377)	(2,106,588)
Retained earnings	19,687,298	15,241,426

Total shareholders’ equity	69,632,581	40,247,422

Total liabilities and shareholders’ equity	$205,534,611	$192,184,009

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004, AND 2003

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Income from tax credits	$11,421,256	$22,067,285	$20,469,301	$43,926,619
Electronic payment processing	5,126,320	1,879,526	12,429,454	3,867,612
Servicing fee and premium income	1,009,132	567,916	4,263,244	1,289,376
Web hosting	2,204,026	—	2,204,026	—
Insurance commissions	391,373	—	391,373	—
Interest and dividend income	864,741	921,507	2,935,904	3,005,227
Other income	581,604	992,400	1,257,978	1,979,392

Total revenue	21,598,452	26,428,634	43,951,280	54,068,226

Expenses:
Interest	3,290,296	3,333,030	10,533,093	10,537,117
Payroll and consulting fees	2,997,239	1,950,755	7,543,713	5,243,819
Electronic payment processing costs	3,344,545	873,827	8,024,280	2,393,580
Professional fees	1,825,563	1,040,753	4,115,222	3,682,456
Insurance	738,263	626,296	2,144,575	1,837,713
Other than temporary decline in value of investments	—	257,339	—	1,991,040
Equity in net losses of affiliates	—	(117,904)	—	—
Provision for loan losses	59,232	331,371	11,983	331,371
Other	2,299,269	1,369,981	4,926,255	3,430,110

Total expenses	14,554,407	9,665,448	37,299,121	29,447,206

Income before minority interest, provision for income taxes and extraordinary items	7,044,045	16,763,186	6,652,159	24,621,020

Minority interest in loss (income)	272,638	(1,231,560)	883,217	(1,911,602)

Income before provision for income taxes and extraordinary items	7,316,683	15,531,626	7,535,376	22,709,418
Provision for income taxes	(2,999,839)	(6,057,334)	(3,089,504)	(8,856,673)

Income before extraordinary items	4,316,844	9,474,292	4,445,872	13,852,745

Extraordinary gain on acquisition of a business	—	—	—	186,729

Net income	$4,316,844	$9,474,292	$4,445,872	$14,039,474

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (CONTINUED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004, AND 2003

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income per share :
Basic	$0.13	$0.37	$0.15	$0.55
Diluted	$0.13	$0.36	$0.15	$0.54
Income per share before extraordinary items
Basic	$0.13	$0.37	$0.15	$0.54
Diluted	$0.13	$0.36	$0.15	$0.53
Weighted average common shares outstanding
Basic	33,308,929	25,709,700	28,854,029	25,671,712
Diluted	33,420,377	26,110,536	29,247,416	26,016,931

NEWTEK BUSINESS SERVICES, INC., AND SUBSIDIARIES

SEGMENT FOOTNOTE

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004, AND 2003

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue
SBA lending	$2,136,662	$1,638,336	$7,435,340	$4,643,831
Electronic payment processing	5,126,320	1,879,526	12,429,454	3,867,612
Web hosting	2,204,026	—	2,204,026	—
Insurance brokerage	391,373	—	391,373	—
Capco and other	11,740,071	22,910,772	21,491,087	45,556,783

Total	$21,598,452	$26,428,634	$43,951,280	$54,068,226

Income before provision for income taxes and extraordinary items
SBA lending	$246,749	$377,603	$1,966,695	$(89,603)
Electronic payment processing	155,717	(184,396)	261,356	(778,172)

Web hosting	1,066,934	—	1,066,934	—
Insurance brokerage	(100,276)	—	(126,834)	—
Capco and other	5,947,559	15,338,419	4,367,225	23,577,193

Total	$7,316,683	$15,531,626	$7,535,376	$22,709,418

Depreciation and amortization
SBA lending	$245,617	$7,472	$437,004	$13,301
Electronic payment processing	178,750	101,253	519,419	150,253
Web hosting	288,268	—	288,268	—
Insurance brokerage	6,294	—	6,294	—
Capco and other	53,748	104,364	139,284	116,535

Total	$772,677	$213,089	$1,390,269	$280,089

Intercompany revenue eliminated above
SBA lending	$—	$—	$—	$—
Electronic payment processing	253,708	96,643	705,005	259,636
Web hosting	—	—	—	—
Insurance brokerage	—	—	—	—
Capco and other	664,847	263,915	1,570,071	883,699

Total	$918,555	$360,558	$2,275,076	$1,143,335

Intercompany expenses eliminated above
SBA lending	$197,163	$58,254	$517,059	$171,727
Electronic payment processing	380,310	102,174	1,038,848	452,715
Web hosting	—	—	—	—
Insurance brokerage	6,525	—	33,232	—
Capco and other	334,557	200,130	685,937	518,893

Total	$918,555	$360,558	$2,275,076	$1,143,335

	At September 30, 2004	At December 31, 2003
Identifiable assets
SBA lending	$47,853,865	$64,738,750
Electronic payment processing	7,208,467	7,308,940
Web hosting	12,561,495	—
Insurance brokerage	2,385,337	—
Capco and other	135,525,447	120,136,319

Total	$205,534,611	$192,184,009